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                                                                Exhibit 10 (iii)

                         Consent of Independent Auditors

We consent to the incorporation by reference to our firm in Amendment No. 4 of the Registration Statement (Form N-4) pertaining to the Prospectus of CUNA Mutual Variable Annuity Account of CUNA Mutual Insurance Society and of our reports dated February 19, 2008 and February 14, 2007, on the separate financial statements of CMG Mortgage Insurance Company and CMG Mortgage Assurance Company included in its Registration Statement (Form N-4, 333-148426).


/s/ Ernst & Young LLP

San Francisco, California
November 21, 2008


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